                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          XTRA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                          XTRA CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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     (2) Aggregate number of securities to which transaction applies:
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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
                                XTRA CORPORATION
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 29, 1998

To the Stockholders:

    The 1998 Annual Meeting of Stockholders of XTRA Corporation will be held at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts, on Thursday, January 29, 1998, at 10:00 A.M. for the following purposes:

     1. To elect a Board of Directors for the ensuing year.

     2. To approve the XTRA Corporation 1997 Stock Incentive Plan.

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on December 8, 1997, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

    Whether or not you expect to attend the meeting in person, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

                                          By order of the Board of Directors
                                          JAMES R. LAJOIE, SECRETARY

December 22, 1997

                                XTRA CORPORATION
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the 1998 Annual Meeting of Stockholders of XTRA Corporation, a Delaware corporation (the "Company"), on Thursday, January 29, 1998, and at any adjournments thereof. You can ensure that your shares are voted by signing and returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by a written revocation received by the Secretary, by a subsequently dated proxy or by oral revocation delivered in person to the Secretary at the meeting. This proxy statement and the enclosed proxy will be mailed to stockholders commencing on or about December 22, 1997.

                             ELECTION OF DIRECTORS

    The Company's By-Laws provide for no fewer than five directors and no more than twelve, as determined by the directors. The Board of Directors has fixed the number of directors for the ensuing year at eight. The Board of Directors recommends that each of the nominees for director, all of whom are now serving as directors of the Company and are described below, be reelected as a director of the Company. Each director to be elected will serve until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. The accompanying proxy will be voted for the election of the following nominees unless authority to vote is withheld by marking the box entitled "WITHHELD" on the enclosed proxy. Authority to vote for any individual nominee may be withheld by writing the name of the nominee in the space provided on the enclosed proxy. If any nominee is unable to serve, which is not anticipated, or should any vacancy arise for whatever reason, the persons named as proxies intend to act with respect to the filling of that office by voting the shares to which the proxy relates for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may in their discretion determine. Alternatively, in any such situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees named herein who are then able to serve. Proxies will then be voted for the election of such nominees, except to the extent the authority to so vote is withheld.

INFORMATION WITH RESPECT TO DIRECTOR NOMINEES

MICHAEL D. BILLS                                      Director since August 1997

Tiger Management L.L.C.
101 Park Avenue
New York, NY 10178

    Since 1995, Mr. Bills, age 40, has been Chief Operating Officer and Senior Managing Director of Tiger Management L.L.C., an investment management company. From 1991 to 1995, Mr. Bills taught at both the University of Virginia's Darden Graduate School of Business Administration and the McIntire School of Commerce. From 1986 to 1991, Mr. Bills was also with Tiger Management serving as Managing Director. Previously, Mr. Bills was with Goldman, Sachs & Co. from 1981 to 1986. Mr. Bills currently serves as Co-Chairman of the Board of Trustees of the Tiger Foundation, a New York based charitable foundation, and as a Director of the India Magnum Fund, an investment fund managed by Morgan Stanley & Co.

    Member of Audit Committee.

H. WILLIAM BROWN                                             Director since 1996

4137 Jackson Drive
Lafayette Hill, PA 19444

    Since May 1997, Mr. Brown, age 59, has been Chief Financial Officer of Maritrans Inc., a shipping company engaged in petroleum transportation. Previously, from 1992 through 1996, Mr. Brown was Vice President-Finance & Administration and Chief Financial Officer of Consolidated Rail Corporation, one of the largest railroad companies in North America. From 1986 to 1992, Mr. Brown served as Senior Vice President--Finance of Consolidated Rail Corporation. Previously, Mr. Brown served in various other executive capacities with Consolidated Rail Corporation from 1978 until 1986. Mr. Brown was a member of the Board of Governors of The Philadelphia Stock Exchange until he retired in September 1997.

    Member of Audit and Nominating Committees.

ROBERT M. GINTEL                                             Director since 1990

Gintel & Co.
6 Greenwich Office Park
Greenwich, CT 06831

    Since 1990, Mr. Gintel, age 69, has been Vice Chairman of the Board of Directors of the Company. He is Senior Partner of Gintel & Co. Limited Partnership, a securities broker/dealer firm and member organization of the New York Stock Exchange, Inc., Chairman of the Board and Chief Executive Officer of Gintel Asset Management, Inc., a registered investment advisor, and Chairman of the Board and Chief Executive Officer of the Gintel Fund. Mr. Gintel has held such positions for more than the past five years. Mr. Gintel was a Director and Chairman of the Board of Oneita Industries, Inc., a textile and apparel company until he retired in August 1997.

    Member of Executive and Nominating Committees.

ROBERT B. GOERGEN                                            Director since 1990

Blyth Industries, Inc.
100 Field Point Road
Greenwich, CT 06830

    Since 1990, Mr. Goergen, age 59, has been Chairman of the Board of Directors of the Company. Since 1976, he has been Chairman of the Board and Chief Executive Officer of Blyth Industries, Inc., a manufacturer and importer of candles and home decorating accessories. Since 1979, Mr. Goergen has been the general partner or president of various Ropart entities whose business is investing in securities for their own account. Mr. Goergen is a Director of Bank of America Illinois, a subsidiary of Bank of America. Since November 1996, Mr. Goergen has been a Director of Leading Edge Packaging, Inc., a packaging company. He is also Chairman of the Board of Trustees of the University of Rochester.

    Chairman of Executive Committee and member of Compensation Committee.

HERBERT C. KNORTZ                                            Director since 1990

14 Manor Road
Ridgefield, CT 06877

    Retired. From 1973 through 1991, Mr. Knortz, age 76, was a Trustee of Corporate Property Investors, a real estate investment trust. Mr. Knortz also served in various executive capacities with ITT Corporation, a diversified international manufacturing and services corporation, from 1961 until his retirement as Executive Vice President and Director in 1986. He is a former Director of Sheraton Corporation and Hartford Insurance Group. From 1985 to 1986, Mr. Knortz was President and Chief Executive Officer of the National Association of Accountants, and from 1986 to 1987, its Chairman.

    Chairman of Nominating Committee and member of Audit Committee.

FRANCIS J. PALAMARA                                          Director since 1990

3110 E. Maryland Avenue
Phoenix, AZ 85016

    Since 1988, Mr. Palamara, age 72, has been a business consultant. From 1981 to 1988, he was Executive Vice President, Finance of ARA Services, Inc., now known as Aramark, Inc., a food services corporation, and until 1992, a member of its Board of Directors. From 1972 to 1978, Mr. Palamara served as Executive Vice President and Chief Operating Officer of the New York Stock Exchange, Inc. and from

1978 to 1981, Executive Vice President and Director of Pittston Company. Mr. Palamara serves as a Director of the Gintel Fund and the Glenmede Funds.

    Chairman of Audit Committee and member of Compensation Committee.

LEWIS RUBIN                                                  Director since 1990

XTRA Corporation
60 State Street
Boston, MA 02109

    Since 1990, Mr. Rubin, age 59, has been Chief Executive Officer and President of the Company. From 1988 to 1990, he was a consultant with Lewis Rubin Associates, a consulting firm advising the transportation equipment industry. From 1984 to 1988, Mr. Rubin served as President and Chief Executive Officer of Gelco CTI Container Services, a subsidiary of Gelco Corporation, a diversified international management services corporation, and as an Executive Vice President of Gelco Corporation. From 1981 to 1983, Mr. Rubin was President and Chief Executive Officer of Flexi-Van Corporation, a company engaged in the leasing of intermodal transportation equipment. Mr. Rubin is a Director of Oneita Industries, Inc.

    Member of Executive Committee.

MARTIN L. SOLOMON                                            Director since 1990

P.O. Box 70
Coconut Grove, FL 33233

    Since June 1997, Mr. Solomon, age 61, has been the Chairman and Chief Executive Officer of American Country Holdings Inc., an insurance company holding company. Since 1990, Mr. Solomon has been a private investor. From 1988 to 1990, he was a Managing Director and general partner of Value Equity Associates, I, L.P., an investment partnership. From 1985 to 1987, Mr. Solomon was an investment analyst and portfolio manager with Steinhardt Partners, an investment partnership. From 1985 to 1996, Mr. Solomon was a Director and Vice Chairman of the Board of Great Dane Holdings, Inc., a company engaged in the manufacture of transportation equipment, automobile stamping, the leasing of taxis and insurance. Since 1995, Mr. Solomon has been a Director of DLB Oil & Gas, Inc., a company engaged in oil exploration and production. Since April 1996, Mr. Solomon has been a Director of Hexcel Corp., a company engaged in the manufacture of composite materials, and since June 1997, Mr. Solomon has been a Director of Telephone and Data Systems, Inc., a diversified telecommunications service company with established wireless and wireline operations.

    Chairman of Compensation Committee and member of Executive Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has established the following committees to assist it in the discharge of its responsibilities.

    The AUDIT COMMITTEE, none of whose members is an employee of the Company, annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. In addition, the Committee meets with such independent auditors, the Company's internal auditor, the Chief Executive Officer and the principal financial, accounting and legal personnel of the Company to review the scope and results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Stockholders and other related matters. Messrs. Palamara (Chairman), Bills, Brown and Knortz currently serve as members. The Audit Committee held 4 meetings in fiscal year 1997.

    The COMPENSATION COMMITTEE is charged with the duty of review and subsequent recommendation to the Board on matters concerning the individual compensation of the most highly paid employees of the Company and administers certain employee benefit plans. Messrs. Solomon (Chairman), Goergen and Palamara currently serve as members. The Compensation Committee held 6 meetings during fiscal year 1997.

    The Board of Directors has an EXECUTIVE COMMITTEE, which has authority to act for the full Board of Directors on most matters during intervals between meetings of the Board of Directors. Messrs. Goergen (Chairman), Gintel, Solomon and Rubin currently serve as members. The Executive Committee held 5 meetings in fiscal year 1997.

    The Board of Directors also has a NOMINATING COMMITTEE, which held 2 meetings during fiscal 1997. The Nominating Committee has authority to recommend potential Board members and the reelection or nonreelection of directors at the expiration of their respective terms, to present annually a slate of officers for the Board and to make additional nominations as vacancies occur, and to recommend appointments to standing Committees. The Nominating Committee will consider recommendations for director nominees submitted by stockholders by timely written notice received by the Secretary of the Company in advance of the applicable stockholder meeting. See "Stockholder Proposals and Director Nominations" below. Messrs. Knortz (Chairman), Brown and Gintel currently serve as members.

    The full Board held 6 meetings during fiscal year 1997.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the number of shares of the Company's Common Stock, $.50 par value, beneficially owned by each current director, director nominee, by each of the executive officers named in the Compensation Tables, and by all directors and executive officers as a group on November 13, 1997.

                                                                              AMOUNT AND NATURE OF        PERCENT
NAME OF BENEFICIAL OWNER                                                    BENEFICIAL OWNERSHIP(1)     OF CLASS(1)
--------------------------------------------------------------------------  ------------------------  ---------------
Michael D. Bills                                                                           --                   --
H. William Brown                                                                        4,000                    *
Michael K. Fox                                                                         51,667                    *
William H. Franz                                                                       95,000                    *
Robert M. Gintel                                                                       27,400                    *
Robert B. Goergen                                                                      45,452(2)                 *
Frederick M. Gutterson                                                                 47,917                    *
Herbert C. Knortz                                                                       8,800                    *
Francis J. Palamara                                                                     8,800                    *
Lewis Rubin                                                                           286,056                  1.9%
Michael J. Soja                                                                        90,534                    *
Martin L. Solomon                                                                      36,355                    *
All Directors and Executive Officers as a group, including those named
  above (16 persons)                                                                  797,483                  5.2%

---------

*   Less than 1%.

(1) For purposes of determining beneficial ownership of the Company's Common Stock, $.50 par value, options exercisable within 60 days have been included as follows: Mr. Brown -- 4,000, Mr. Fox -- 51,667, Mr. Franz -- 95,000, Mr.
    Gintel -- 2,400, Mr. Goergen -- 2,400, Mr. Gutterson -- 47,917, Mr. Knortz -- 2,400, Mr. Palamara -- 2,400, Mr. Rubin -- 253,334, Mr. Soja -- 76,250,
    Mr. Solomon -- 6,355, all directors and executive officers -- 638,625. Nature of beneficial ownership is direct and arises from sole voting and investment power, unless otherwise noted by footnote.

(2) Includes 2,824 shares of Common Stock owned by Mr. Goergen's wife, 1,600 shares held in accounts for the benefit of Mr. Goergen's adult sons and 700 shares held in trust for the benefit of Mr. Goergen's mother. Mr. Goergen disclaims beneficial ownership of such shares.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors is responsible for the administration of the Company's executive compensation program. The Committee is made up of three Directors who are not employees of the Company. It is responsible for setting the compensation levels of the Company's Chief Executive Officer and other senior executives, including the executives named in the Summary Compensation Table. The Committee is also responsible for the administration of certain compensation and benefit plans. The Committee met 6 times during the year ended September 30, 1997.

COMPENSATION PHILOSOPHY

    The Committee believes that the Company's executive compensation program should attract and retain talented executives. The Committee provides its executives with the opportunity to earn significant compensation if the Company and the individual meet or exceed challenging performance goals. This strategy has helped the Company attract, retain and motivate high quality executives who have developed and implemented a successful business strategy which has increased earnings per share from $1.00 in fiscal 1991 to $2.77 in fiscal 1997, an increase of 177%. The Committee believes that increasing stockholder value is one of the key measures of management performance. During the five-year period ending September 30, 1997, the total return to the Company's stockholders, assuming reinvestment of dividends, has been 174%. This compares to returns of 157% for the S&P 500 Index and 163% for the Dow Jones Transportation Index for the same period.

    The Committee periodically reviews a number of independent compensation surveys as guidelines to determine competitive pay practices. The survey data is reviewed directly and is also summarized by independent compensation consultants. Generally, the survey data used is for transportation related companies of similar size to the Company and based in the United States. However, since the Company's competition for executive talent is not limited to the transportation industry, compensation data for other companies of similar size is also considered. The survey data used to assess the Company's executive compensation includes some companies that are part of the Dow Jones Transportation Index as well as other transportation and non-transportation companies.

    Section 162(m) of the Internal Revenue Code of 1986 limits to $1 million the deduction a public company may claim in any year for compensation to the chief executive officer and the four other most highly compensated executive officers unless the compensation is performance based. The Committee believes that it will not be denied any tax deductions during fiscal 1998 as a result of Section 162(m). While the Committee expects that action will be taken to qualify most compensation approaches to ensure deductibility, tax considerations do not automatically cause the Committee to modify its executive compensation program.

    The Committee believes that the total compensation provided to the Company's executives is both prudent and competitive. Also, the Committee believes that the program has helped to successfully focus XTRA's executive team on increasing Company performance and stockholder value.

BASE SALARIES

    Base salaries are determined at the discretion of the Committee based on a review of competitive market pay practices, performance evaluations and expected future individual contributions. The Committee uses the median of the range of base salaries from independent compensation surveys to target the Company's base salary levels. However, it also considers an individual's unique position, responsibilities and performance in setting salary levels. In reviewing individual performances, the Committee considers the views of the Chief Executive Officer, Mr. Lewis Rubin, with respect to other executive officers.

    During fiscal 1997, the Committee increased the base salary levels of senior executives, other than the CEO, on average 7.9% after the Committee considered, but did not formally weigh, inflation, corporate performance, employee performance and competitive conditions.

ANNUAL INCENTIVES

    Annual incentives are paid primarily through the Company's Economic Profit Incentive Plan (the "Economic Profit Plan") which was adopted by the Board of Directors in 1996 to take effect for fiscal 1997. The Economic Profit Plan's objectives are to enhance commitment to the long-term success of the Company by linking personal financial rewards to the growth of value of the Company, by increasing the Company's Economic Profit (as defined below), and to increase the Company's ability to attract and retain key executives. Under the Economic Profit Plan, annual incentives are determined by establishing target incentive awards based on a percentage of base salary. Actual awards are based on corporate performance or divisional performance depending upon the responsibilities of the participant. Corporate and divisional performance are measured by the growth of Economic Profit by comparing the actual Economic Profit against a target Economic Profit as designated by the Committee. The term "Economic Profit" is defined as after-tax operating profit (before interest expense), less a capital charge for all capital invested in the Company or division, as applicable. The term "capital charge" is defined as the Company's weighted average, after-tax, cost of capital, representing a blend of the Company's equity and debt capital cost.

    Awards for corporate executives, other than the CEO, are determined based on Company performance (weighted 100%). The annual awards for divisional presidents are determined based on Company performance (weighted 25%), and division performance (weighted 75%). Annual awards for other divisional staff are determined based on division performance (weighted 100%). The Committee sets the annual award for the CEO directly based on Company performance (weighted 100%) and its discretionary evaluation of the CEO's individual performance.

    Annual incentive target awards for the CEO and the other executives named in the Summary Compensation Table range from 35% to 60% of salary. Actual cash awards may be up to 1.5 times the target awards plus 33% of any positive amount in the participant's bonus reserve account, an account maintained for each participant which carries forward any earned but unpaid bonuses from prior years. This bonus reserve account may also contain a negative balance from prior years, in such cases the negative amount must be offset against any positive bonuses earned. The Committee approved awards for the named executives, other than the CEO, that averaged 102% of the targeted award levels. The annual incentive for the CEO is discussed under the CEO Compensation section.

LONG-TERM INCENTIVES

    From time to time, the Committee has granted stock options to the Company's executives in order to align their interests with the interests of stockholders. Since stock options are granted at market price, the value of the stock options is wholly dependent on an increase in the price of the Company's Common Stock. Stock options are considered effective long-term incentives by the Committee because an executive is rewarded only if the value of the Company's Common Stock increases, thus increasing stockholder value. In determining grants of options for executives, the Committee has reviewed competitive data of long-term incentive practices at other transportation related companies and companies of similar size to the Company but in other industries. The Committee has also taken into account the level of past stock compensation grants and the value of those grants in determining awards for the Company's executives.

    On November 13, 1996, the Committee recommended the grant of options covering 100,500 shares of the Company's Common Stock to certain key members of senior management, which included a grant to Mr. Rubin of 25,000 shares. On September 30, 1997, the Committee also recommended the grant of options covering 150,000 shares of the Company's Common Stock to certain key members of senior management, which included a grant to Mr. Rubin of 75,000 shares. The number of options granted was based on the Committee's review of the individual executive's position and potential within XTRA, and the level of past stock compensation awards granted to the individual executive.

CEO COMPENSATION

    The Committee awarded an annual incentive award that was 109% of Mr. Rubin's target annual incentive, based on the Committee's discretionary evaluation of Mr. Rubin's individual performance. In evaluating the CEO's individual performance, the Committee considered, but did not formally weigh, the financial progress that the Company has made as measured by the growth of Economic Profit and earnings per share as well as the factors described above under "Compensation Philosophy".

    In fiscal 1997, the Committee awarded Mr. Rubin two stock option grants of 25,000 and 75,000 shares, respectively. As discussed above, the option grants were determined by the Committee after considering competitive option grant practices as well as Mr. Rubin's individual performance and previous stock compensation awards.

                                                       Martin L. Solomon,
                                                       Chairman
                                                       Robert B. Goergen
                                                       Francis J. Palamara

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During a portion of fiscal 1997, Mr. Solomon was a director of, and owned an equity interest in the parent corporation of Great Dane Trailers, Inc. ("Great Dane"). In December 1996, Mr. Solomon sold his equity interest in Great Dane and ceased being a Director. Mr. Solomon is also Chairman of the Compensation Committee. During fiscal 1997, the Company purchased certain transportation equipment from Great Dane. See "Certain Transactions" below for additional information.

EXECUTIVE COMPENSATION TABLES

                           SUMMARY COMPENSATION TABLE

    The following information is given regarding compensation earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Company with respect to the 1997, 1996 and 1995 fiscal years, in accordance with transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission.

                                                                               LONG-TERM
                                                                              COMPENSATION
                                              ANNUAL COMPENSATION             ------------
                                     --------------------------------------    SECURITIES
             NAME AND                                          OTHER ANNUAL    UNDERLYING       ALL OTHER
        PRINCIPAL POSITION           YEAR   SALARY    BONUS    COMPENSATION     OPTIONS      COMPENSATION(1)
-----------------------------------  ----  --------  --------  ------------   ------------   ---------------
Lewis Rubin                          1997  $504,166  $329,848       --          100,000          $11,250
  President and Chief                1996   500,000   174,712       --               --           11,061
  Executive Officer                  1995   408,333   222,793       --          140,000           13,605
William Franz                        1997   255,000   143,903       --           45,000           11,250
  Vice President, XTRA               1996   221,250    85,315       --               --           11,061
  Lease                              1995   198,750    96,278       --           50,000           13,568
Frederick M. Gutterson (2)           1997   263,200     7,897       --           26,250           11,250
  Vice President, XTRA               1996   254,452    14,819       --               --           11,061
  International                      1995    62,500    90,000       --           40,000            3,175
Michael J. Soja                      1997   221,450    84,515       --           26,250           11,250
  Vice President and                 1996   213,000    60,518       --               --           11,061
  Chief Financial Officer            1995   205,250    86,954       --           50,000           13,762
Michael K. Fox                       1997   180,250   107,630       --            5,000           11,250
  Vice President, XTRA               1996   173,750    51,566       --               --           11,061
  Intermodal                         1995   162,500    37,783       --           40,000           10,870

---------

(1) The amounts shown for each named officer for fiscal 1997 include matching Company contributions under the Company's 401(k) plan and the Company's contribution under the defined contribution plan, as follows: Mr. Rubin:
    $4,500 and $6,750; Mr. Franz: $4,500 and $6,750; Mr. Gutterson: $4,500 and
    $6,750; Mr. Soja: $4,500 and $6,750; and Mr. Fox $4,500 and $6,750.

(2) Mr. Gutterson became Vice President, XTRA International, of the Company on June 30, 1995.

    AGREEMENT WITH MR. RUBIN. On July 1, 1994, the Company entered into an Individual Pension Agreement with Mr. Rubin pursuant to which the Company will pay Mr. Rubin an annual life benefit of $100,000 if he continues to serve as Chief Executive Officer of the Company until age 65. In the event of a Change of Control, the Company has agreed to pay Mr. Rubin a lump sum payment equal to the present value of such annual benefit in the event his employment with the Company is terminated within the two year period following the date of the Change of Control. A Change of Control under the agreement generally includes the following events: (i) a person or group becomes the beneficial owner of more than 40% of the voting power of the Company's securities, (ii) a change of control required to be reported under certain provisions of the Securities Exchange Act of 1934, (iii) a consolidation, merger or other reorganization (other than (a) in which the voting power immediately before continues to represent more than 50% of the voting power thereafter, or (b) in which no person or group would acquire more than 20% of the voting power), a sale of all or substantially all assets or a plan of liquidation, and (iv) continuing directors cease to be a majority of the Board of Directors. In the event Mr. Rubin dies while serving as Chief Executive Officer or after he becomes entitled to benefits under the agreement, his surviving spouse, if any, would be entitled to certain survivor benefits. Mr. Rubin would forfeit all benefits in the event he joins the board of directors or becomes an executive officer of a competitor of the Company within two years after the date of termination of his employment with the Company, other than termination following a Change of Control.

    SEVERANCE AGREEMENTS. In December 1997, the Company entered into severance agreements with Messrs. Rubin, Franz, Soja and Fox, providing each of them with severance benefits upon certain terminations of their employment with the Company. Such agreements provide that if, within twenty-four months following a Significant Transaction, the executive's employment with the Company is terminated either by the Company (other than for "cause", as defined in the agreements) or by such executive for "good reason" (as defined in the agreements), the executive would receive a severance payment equal to two times the executive's annual base salary (at the rate in effect immediately prior to the date of termination) and his annualized average bonus amount for the prior two fiscal years and the portion of any year in which the termination occurs. In addition, the agreements provide for the immediate vesting of all bonus awards, stock options, etc. For a period of two years following any such termination of employment, the executive would be entitled to participate in all welfare benefit plans (other than disability) provided by the Company. In the case of Mr. Fox, cash payments under the agreement are required to be reduced to the extent necessary to assure that no portion of the payments under the agreement would constitute a "parachute payment" under Section 280G of the Internal Revenue Code. The term Significant Transaction as defined in the agreements generally includes the following events: (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (or, in the case of Mr. Franz and Mr. Fox, XTRA Lease and XTRA Intermodal), unless (a) the voting power immediately prior to such transaction continues to represent 50% or more of the voting power thereafter,
(b) no individual or group would acquire 30% or more of the voting power, except to the extent that such ownership existed prior to such transaction, and (c) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Board at the time of the execution of the initial agreement or of the action of the Board, providing for such transaction; or (ii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company (or, in the case of Mr. Franz and Mr. Fox, the applicable subsidiary, other than a liquidation or dissolution of such subsidiary into the Company or any subsidiary of the Company).

    AGREEMENTS WITH MR. GUTTERSON. On June 30, 1995, the Company acquired a marine container fleet of approximately 170,000 twenty-foot equivalent units from Matson Leasing Company, Inc. ("Matson"). In connection with this acquisition, the Company entered into an Agreement with Mr. Gutterson dated June 30, 1995, providing for the employment of Mr. Gutterson as a Vice President of the Company and President of XTRA International Ltd., an indirect wholly-owned subsidiary of the Company. The agreement provides for an annual base salary of $250,000, certain bonus compensation tied to the long-term performance of XTRA International Ltd. (versus a budget agreed upon at the time of the acquisition), and such fringe benefits as are from time to time generally provided by the Company to its senior executives. Also pursuant to the agreement, Mr. Gutterson was granted options covering 40,000 shares of the Company's Common Stock under the Company's 1987 Stock Incentive Plan.

    At the time the Company acquired Matson, Mr. Gutterson was party to an agreement, assumed by the Company, that provides Mr. Gutterson with certain severance benefits upon certain terminations of his employment with the Company. Such agreement provides that if, prior to December 31, 1998 Mr. Gutterson's employment with the Company is terminated either by the Company (other than for "cause", as defined in the agreement) or by Mr. Gutterson for "good reason" (as defined in the agreement), he would receive, in addition to salary and bonus earned in respect of the year in which such termination occurs, a severance payment equal to two times his annual base salary (at the highest rate in effect during the year immediately prior to the date of termination) and his highest annual bonus compensation in respect of the three calendar years prior to such termination. For a period of two years following any such termination of employment, Mr. Gutterson would be entitled to participate in all health and welfare benefit plans provided by the Company. Payments under the agreement are required to be reduced to the extent necessary to assure that no portion of the payments under the agreement would constitute a "parachute payment" under
Section 280G of the Internal Revenue Code.

                            OPTION/SAR GRANTS TABLE

    The table below includes for the individuals named in the Summary Compensation Table certain information concerning individual grants of stock options made during fiscal 1997.

                                              OPTION GRANTS IN LAST FISCAL YEAR
                           ------------------------------------------------------------------------
                                                      INDIVIDUAL GRANTS
                           ------------------------------------------------------------------------
                                               % OF
                            NUMBER OF          TOTAL                                                    GRANT DATE
                           SECURITIES         OPTIONS                                                      VALUE
                           UNDERLYING       GRANTED TO         EXERCISE                              -----------------
                             OPTIONS       EMPLOYEES IN        OR BASE            EXPIRATION            GRANT DATE
          NAME               GRANTED        FISCAL YEAR      PRICE ($/SH)            DATE            PRESENT VALUE(3)
-------------------------  -----------  -------------------  ------------  ------------------------  -----------------
Lewis Rubin                    25,000(1)             10%      $    40.75          November 12, 2001    $     328,750
                               75,000(2)             30            56.94         September 29, 2002        1,377,750
William H. Franz                7,500(1)              3            40.75          November 12, 2001           98,625
                               37,500(2)             15            56.94         September 29, 2002          688,875
Frederick M. Gutterson          7,500(1)              3            40.75          November 12, 2001           98,625
                               18,750(2)              7            56.94         September 29, 2002          344,438
Michael J. Soja                 7,500(1)              3            40.75          November 12, 2001           98,625
                               18,750(2)              7            56.94         September 29, 2002          344,438
Michael K. Fox                  5,000(1)              2            40.75          November 12, 2001           65,750

---------

(1) All options were granted on November 13, 1996 and have a term of 5 years. One-third of the shares subject to the option vest and become exercisable on each of the first, second and third anniversaries of the date of grant. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant, as determined by the closing price of the Common Stock on November 13, 1996 of $40.75.

(2) All options were granted on September 30, 1997 and have a term of 5 years. All of the shares subject to the option vested immediately on the date of grant. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant, as determined by the closing price of the Common Stock on September 30, 1997 of $56.94.

(3) This is a hypothetical valuation as of the grant date using a modified Black-Scholes valuation formula pursuant to Securities and Exchange Commission regulations and does not reflect the actual value of the option awards at any given time. The Black-Scholes model assumed (a) an option term of five years, (b) a risk-free interest rate of 6% (the yield on five-year U.S. Treasury securities), (c) a standard deviation of stock-return of 31.2%, and (d) a dividend yield of 1.8%. The standard deviation of stock return represents a statistical measure intended to reflect the anticipated fluctuation of price movements over the life of the option.

                       AGGREGATE OPTION/SAR EXERCISES AND
                     FISCAL YEAR END OPTION/SAR VALUE TABLE

    The table below includes for the individuals named in the Summary Compensation Table certain information concerning each exercise of stock options during fiscal 1997 and the fiscal year-end value of unexercised options.

                         AGGREGATE OPTION EXERCISES AND
                       FISCAL YEAR END OPTION VALUE TABLE

                                                                         NUMBER OF                      VALUE OF
                                                                   SECURITIES UNDERLYING               UNEXERCISED
                                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                                     SHARES                        AT FISCAL YEAR END(#)          FISCAL YEAR END($)(1)
                                    ACQUIRED          VALUE     ----------------------------  -----------------------------
             NAME                ON EXERCISE(#)    REALIZED($)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
------------------------------  -----------------  -----------  ------------  --------------  -------------  --------------
Lewis Rubin                            --              --           245,000         25,000    $   1,411,800   $    404,688
William H. Franz                        5,000       $  72,013        92,500          7,500          347,562        121,406
Frederick M. Gutterson                 --              --            45,417         20,833          271,667        257,240
Michael J. Soja                         5,000          40,388        73,750          7,500          347,562        121,406
Michael K. Fox                         --              --            50,000          5,000          388,550         80,938

---------

(1) Based on share price of $56.94, which was the closing price for a share of the Company's Common Stock on September 30, 1997.

                            STOCK PERFORMANCE GRAPH

    The graph below compares cumulative total shareholder returns for the Company for the preceding five fiscal years with the S&P 500 Stock Index and the Dow Jones Transportation Index. The graph assumes the investment of $100 at the commencement of the measurement period with dividends reinvested.

                                XTRA CORPORATION
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     FISCAL YEAR ENDING SEPTEMBER 30, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              XTRA CORPORATION      S & P 500        DOW JONES TRANSPORTATION AVERAGE
9/92                         $100         $100                                         $100
9/93                         $217         $113                                         $129
9/94                         $235         $117                                         $120
9/95                         $207         $152                                         $160
9/96                         $200         $183                                         $172
9/97                         $274         $257                                         $263

COMPENSATION OF DIRECTORS

    The Company pays its directors, other than the Chairman and Vice Chairman of the Board, a monthly retainer of $1,375. The Chairman and Vice Chairman of the Board are paid monthly retainers of $5,000 and $1,667, respectively. All directors are paid a fee of $1,000 for each meeting of the Board of Directors attended in person or by telephone. In addition, Committee chairmen and members receive $1,000 for each Committee meeting attended. A monthly retainer of $250 is also paid to Committee chairmen. Mr. Rubin, as an officer, does not receive fees for attendance at Committee meetings. Directors may elect to defer part or all of their director's fees pursuant to the Company's Deferred Director Fee Option Plan.

    DEFERRED DIRECTOR FEE OPTION PLAN--The Company's Deferred Director Fee Option Plan (the "1993 Plan") permits non-employee directors to choose between receiving their fees from the Company in the form of cash or non-qualified stock options. The option exercise price is 50% of the fair market value of the shares at the time the options are awarded and the amount of shares is determined by dividing the directors' fees by the exercise price. Mr. Solomon is the only current director who has elected to participate in the 1993 Plan. At November 13, 1997, there were outstanding options to purchase 4,854 shares of the Company's Common Stock at an average option exercise price of $22.45.

    During fiscal 1997, Mr. Solomon was awarded an option to purchase 779 shares of the Company's Common Stock at an option price of $21.81 on December 31, 1996 and an option to purchase 899 shares of the Company's Common Stock at an option price of $21.69 on January 24, 1997. Options granted in lieu of annual retainer fees become exercisable as to all shares covered thereby on the first anniversary of the date of grant and options granted in lieu of meeting fees become exercisable six months following the date of grant.

    STOCK OPTION PLAN FOR DIRECTORS--The Company has established the 1991 Stock Option Plan for Non-Employee Directors (the "1991 Plan"), pursuant to which each of the then current directors who was not an employee of the Company (each an "Eligible Director") was awarded options to purchase 4,000 shares of Common Stock upon adoption of the 1991 Plan. The Plan also provides initial grants to newly elected directors for options covering 4,000 shares of the Company's Common Stock. Following the initial grant, each person who is an Eligible Director on the day immediately succeeding the day of each annual meeting of stockholders of the Company will receive options covering 1,000 shares (subject to the maximum number of shares available under the 1991 Plan) of Common Stock on such date. The exercise price of each option is 100% of fair market value (as defined in the 1991 Plan) on the date of award. At November 13, 1997 there were outstanding options to purchase 26,000 shares of the Company's Common Stock under the 1991 Plan at an average option exercise price of $44.16. The exercise price of the options for 1,000 shares awarded to each such director following the 1997 Annual Meeting of Stockholders was $43.38 per share. In addition, Mr. Bills was awarded an option to purchase 4,000 shares upon his election to the Board of Directors on August 5, 1997 at an exercise price of $47.00 per share. Options become exercisable on the earlier of (i) the first anniversary of the date of grant or (ii) the date immediately prior to the date of the next annual meeting of stockholders following the grant date provided that such date is at least 355 days after such grant date. 100,000 shares have been authorized for delivery upon exercise of options under the 1991 Plan. The 1991 Plan is administered by the Compensation Committee of the Board of Directors.

CERTAIN TRANSACTIONS

    During fiscal 1997, the Company purchased certain transportation equipment from Great Dane Trailers, Inc. ("Great Dane") for an aggregate purchase price of $54 million. The transaction was consummated on an arms-length basis and on usual and customary commercial terms. Until December 1996, Mr. Solomon was a director of, and owned an equity interest in, the parent corporation of Great Dane.

                                   PROPOSAL 2

                        APPROVAL OF THE XTRA CORPORATION
                           1997 STOCK INCENTIVE PLAN

    The Company's 1987 Stock Incentive Plan (the "1987 Plan") prohibits the granting of awards more than ten years after the 1987 Plan was adopted by the Board. Accordingly, on November 6, 1997, the Company was no longer able to grant awards under the 1987 Plan. The Board believes that it is important to continue to have options available for grant in order to attract and retain key employees who contribute to and are responsible for the continued long-term growth of the Company. As a result, on November 13, 1997, the Board adopted the XTRA Corporation 1997 Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit A, and directed its submission to the stockholders for approval at the 1998 Annual Meeting.

GENERAL

    The Compensation Committee (excluding any member who would not be considered an "outside director" for purposes of Section 162 (m) and the regulations thereunder or a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) will administer the Plan, which will permit the granting of a variety of stock and stock based awards, including stock options; the award of restricted shares; the granting of stock appreciation rights; and cash payments to offset the federal, state and local income taxes of participants resulting from awards under the Plan, all as more fully described below.

    The Compensation Committee will have full authority, consistent with the Plan, to select who will receive awards, to determine the types of awards to be granted and the times of grant, to determine the number of shares to be covered by any award, to determine the terms and conditions of any award, to adopt, amend and rescind rules and regulations for the administration of the Plan, to interpret the Plan and to decide any questions and settle all controversies and disputes which may arise in connection with the Plan, and, in general, to waive compliance by a participant with any obligation to be performed by the participant under the award.

    Persons eligible to participate in the Plan will be those key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. Approximately 40 employees are currently eligible to participate in the Plan. The Plan will limit the terms of awards to ten years and prohibit the granting of awards more than ten years after November 14, 1997.

    The maximum number of shares of Common Stock that may be delivered under the Plan will be 500,000. Awards and shares of Common Stock that are forfeited or reacquired, and awards that are satisfied without the issuance of shares of Common Stock, will not be counted towards this maximum limit. The maximum number of shares of Common Stock for which stock options or stock appreciation rights may be granted to any participant in any calendar year will be 100,000.

    STOCK OPTIONS. The Plan will permit the granting of non-transferable incentive stock options under Section 422 of the Internal Revenue Code of 1986 ("ISOs") and stock options that do not so qualify ("non-statutory options"). The option exercise price of each option will be determined by the Committee but shall not be less than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the shares on the date immediately preceding the date of grant. At November 13, 1997, the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape was $50.875.

    The term of each option may not exceed ten years (five years in the case of an ISO granted to a 10% stockholder) from the date the option was granted or such earlier date as may be specified by the Committee at the time the option is granted. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The exercise price of an option is payable in cash or, if the option so provides, through the delivery of previously acquired shares of Common Stock, delivery of the participant's promissory note, or a combination of these payment methods. In the event of termination of employment by reason of death or total and permanent disability, each option held by the employee will become fully exercisable and will remain exercisable for two years in the case of death and one year in the case of disability (subject to the limitation relating to maximum exercise period).

    In the event of termination of employment other than by reason of death or total and permanent disability, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months, subject to the stated term of the option, unless the employee has confessed to, or been convicted of, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his or her employment with the Company, in which case the entire option shall terminate immediately.

    STOCK APPRECIATION RIGHTS. The Committee may also grant non-transferable stock appreciation rights, alone or in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or shares of Common Stock, not greater in value than the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights shall be subject to such terms and conditions as may be determined by the Committee. The provisions described above relating to the exercisability of options upon termination of employment as a result of death, disability or otherwise will also apply to stock appreciation rights.

    RESTRICTED STOCK. The Committee may also grant restricted stock awards subject to such conditions and restrictions, including vesting, as the Committee may determine at the time of grant. The purchase price (if any) for restricted stock awards under the Plan may not exceed par value. The Committee may at any time waive such restrictions, including through accelerated vesting. Shares of restricted stock will be non-transferable and if a participant who holds shares of restricted stock ceases for any reason (other than death or total and permanent disability) to be employed prior to the lapse or waiver of the restrictions, the Company may require the forfeiture or repurchase of the shares in exchange for the amount, if any, which the participant paid for them. If the employee's employment terminates because of death or total and permanent disability, all restrictions on restricted stock held by the employee shall lapse. Prior to the lapse of restrictions on shares of restricted stock the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock under the Plan or specifically set forth in the award agreement.

    CASH AWARDS. In connection with any awards, the Committee may, in its discretion, provide at any time for a cash award to the recipient equal to the amount of any federal, state and local income tax for ordinary income for which the recipient would be liable with respect to the award, plus the additional amount of a grossed-up basis necessary to make the employee whole after tax and discharge all the employee's income tax liabilities arising from such payments.

    ADJUSTMENTS FOR STOCK DIVIDENDS, MERGER, ETC. The Committee will be required to make appropriate adjustments in connection with awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, in which the Company effectively is not the surviving corporation, options and stock appreciation rights will terminate, but prior to such event, the Committee must either make all options and stock appreciation rights immediately exercisable and must eliminate all restrictions on restricted stock, or arrange for substitute grants from the successor corporation.

    EFFECT, DISCONTINUANCE, AMENDMENT AND TERMINATION. The Committee may at any time discontinue granting awards under the Plan. The Committee may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at any time be permitted by law, or may at any time terminate the Plan as to any further grants of awards, provided that no such amendment shall, without the approval of the shareholders of the Company, effect a change to the Plan for which stockholder approval would at the time be required to maintain qualification or exemption of the Plan under Section 422 or
Section 162(m)(4) of the Internal Revenue Code of 1986.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes certain federal income tax consequences associated with stock option awards under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

    INCENTIVE OPTIONS. In general, no taxable income will be realized by the optionee for regular income tax purposes upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability for the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after the date of exercise will produce ordinary income to the optionee (and a deduction to the Company) equal to the excess of the value of the shares at the time of exercise over the option price. Any additional gain recognized in the disposition will be treated as capital gain and any loss sustained will be capital loss (and no additional deduction will be allowed to the Company for federal income tax purposes).

    NON-STATUTORY OPTIONS. No income will be realized by an optionee at the time a non-statutory option is granted. Generally, (a) at exercise, ordinary income would be realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and a tax deduction for the same amount would be available to the Company, and (b) upon a later sale or exchange, appreciation or depreciation after the date of exercise would be treated as either short-term or long-term capital gain or loss depending on the tax holding period applicable to the shares. Generally, an ISO that is exercised more than three months following termination of employment (other than termination by reason of death) would be treated as a non-statutory option.

    SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986 limits to $1 million the deduction a public corporation may claim in any year for compensation to any of certain key officers. There are a number of exceptions to the deduction limitation, including an exception for qualifying performance-based compensation. It is intended that stock options granted under the Plan will be eligible for this performance-based exception.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR THIS PROPOSAL.

    The Board of Directors has adopted the XTRA Corporation 1997 Stock Incentive Plan, and recommends that the stockholders vote "FOR" Proposal 2. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

                               OTHER INFORMATION

AUDITORS

    Representatives of Arthur Andersen LLP, the auditors for the Company's 1997 fiscal year, are expected to attend the 1998 Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer appropriate questions from the stockholders.

OUTSTANDING VOTING SECURITIES

    On November 13, 1997, there were outstanding and entitled to vote 15,282,700 shares of the Common Stock, $.50 par value, of the Company, constituting the only class of outstanding voting securities.

QUORUM, VOTING OF PROXIES, REQUIRED VOTES AND METHOD OF TABULATION

    Consistent with state law and under the Company's By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

    Proxies will be voted as specified by the stockholders. If specific choices are not indicated, proxies will be voted FOR the election of all of the nominees for director specified above and FOR the approval of Item 2 of the accompanying Notice of 1998 Annual Meeting of Stockholders.

    Directors will be elected by a plurality of the votes properly cast for the election of directors at the meeting. A majority of the votes present and entitled to vote on the matter is necessary to approve Item 2 of the accompanying Notice of 1998 Annual Meeting of Stockholders.

    The election inspectors will count the total number of votes cast "for" approval of Item 2 for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

BENEFICIAL OWNERSHIP OF MORE THAN FIVE
    PERCENT OF THE VOTING SECURITIES

    The only persons or entities known to the Company to be the beneficial owner of five percent or more of the Company's voting securities are as follows:

                                                                                  AMOUNT AND NATURE
                     NAME AND ADDRESS                                               OF BENEFICIAL       PERCENT
                    OF BENEFICIAL OWNER                        TITLE OF CLASS       OWNERSHIP(1)       OF CLASS
-----------------------------------------------------------  ------------------  -------------------  -----------
American Century Companies, Inc.                                   Common Stock           957,200            6.3%
4500 Main Street
Kansas City, Missouri 64111
Franklin Mutual Advisers, Inc.                                     Common Stock         1,447,800            9.5%
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078
Tiger Management                                                   Common Stock         5,341,400           35.0%
101 Park Avenue
New York, New York 10172
Trinity I Fund, L.P.                                               Common Stock         1,424,000            9.3%
201 Main Street, Suite 3200
Fort Worth, Texas 76102
Westport Asset Management Inc.                                     Common Stock         1,424,320            9.3%
253 Riverside Avenue
Westport, Connecticut 06880

---------

(1) Nature of beneficial ownership is direct and arises from sole voting and investment power, unless otherwise noted by footnote.

    Information with respect to beneficial ownership of the Company's Common Stock is based in part upon information contained in filings with the Securities and Exchange Commission and in part on information obtained directly from the holders. The percentages shown in the foregoing table have been computed on the basis of shares outstanding on November 13, 1997. The number of shares reported as held for each of American Century Companies, Inc., Tiger Management and Westport Asset Management Inc. was as of November 13, 1997 and for each of Franklin Mutual Advisers, Inc. and Trinity I Fund, L.P. was as of September 30, 1997.

ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended September 30, 1997 has been mailed to all stockholders.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

    Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company on or before August 24, 1998 for inclusion in the proxy material for that meeting. Any such proposals should be mailed to: Secretary, XTRA Corporation, 60 State Street, Boston, Massachusetts 02109.

    The Company's By-Laws also establish an advance notice procedure with respect to stockholder nomination of candidates for election as directors and other stockholder proposals (whether or not such proposals are to be included in the Company's proxy material). A notice regarding stockholder nominations for director or other stockholder proposals must be received by the Secretary of the Company not less than 90 days prior to the first anniversary of the date of the last annual meeting. Accordingly, with respect to the 1999 Annual Meeting, the notice must be received by the Secretary of the Company by October 31, 1998. Any such notice must contain certain specified information concerning the persons to be nominated or the proposal being made and the stockholder submitting the nomination or proposal, all as set forth in the By-Laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or other stockholder proposal not made in compliance with such advance notice requirements.

SOLICITATION

    Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone, facsimile or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Company will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Company. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $4,000 plus out-of-pocket expenses.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the meeting. If other matters come before the meeting, the persons named as proxies intend to vote in accordance with their judgment.

                                                                       EXHIBIT A

                                XTRA CORPORATION
                           1997 STOCK INCENTIVE PLAN

1. PURPOSE

    The purpose of this 1997 Stock Incentive Plan (the "Plan") is to advance the interests of XTRA Corporation (the "Company") by enhancing the ability of the Company (a) to attract and retain employees who are in a position to make significant contributions to the success of the Company; (b) to reward employees for such contributions; and (c) to encourage employees to take into account the long-term interests of the Company through ownership of shares of, and other interests in, the Company's common stock ("Common Stock").

    The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") to eligible employees. Awards may be in the form of Stock Options (as described in Section 6), Stock Appreciation Rights (as described in Section 7) and Restricted Stock Awards (as described in Section 8).

2. ADMINISTRATION

    The Plan will be administered by the Compensation Committee of the Board of Directors of the Company, excluding any member who would not be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations, including proposed regulations, thereunder (the "Committee"). The Committee will have authority, not inconsistent with the express provisions of the Plan, (a) to grant Awards to such eligible employees as the Committee may select ("Participants"); (b) to determine the type of Awards to be granted and the times of grants; (c) to determine the number of shares of Common Stock to be covered by any Award; (d) to determine the terms and conditions of any Award, which terms and conditions may differ among individual Awards and Participants; (e) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; and (h) to waive compliance by a Participant with any obligation to be performed by him under an Award, except that the Committee may not, in the case of an incentive stock option (as described in Section 6), take any action without consent of the Participant which would cause such option to lose its status as an "incentive stock option" ("ISO") within the meaning of section 422 of the Internal Revenue Code of 1986 (the "Code"). Such determinations and actions of the Committee shall be conclusive and shall bind all parties.

    A majority of the members of the Committee will constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. All members of the Committee shall be non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

3. EFFECTIVE DATE AND TERM OF PLAN

    The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to that date (but after adoption of the Plan by the Board of Directors), subject to approval of the Plan by stockholders.

    No Award may be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board of Directors, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

    (a) NUMBER OF SHARES. Subject to adjustment as provided in Section 10, the aggregate number of shares of Common Stock that may be delivered under the Plan is 500,000. Shares of Common Stock may be issued up to this maximum pursuant to any type or types of Award, including ISOs. For purposes of this limitation, Awards and shares of Common Stock which are forfeited or reacquired by the Company, and Awards which are satisfied without the issuance of shares of Common Stock, will not be counted. Such limitation will apply only to shares of Common Stock which have become free of any restrictions under the Plan.

    (b) SPECIAL LIMITATIONS APPLICABLE TO CERTAIN AWARDS. The Committee shall have the discretion under the Plan to award Options and SARs that are intended to satisfy certain performance-based compensation arrangements intended to be exempt from the deduction limitations of Section 162(m) of the Code (the "Section 162(m) requirements") ("exempt Options and SARs") as well as Options and SARs that not intended to satisfy those requirements ("non-exempt Options and SARs"). Subject to adjustment as provided in Section 10, to the extent such adjustment is consistent with the continued satisfaction by exempt Options and SARs of the requirements of Section 162(m)(4)(C) of the Code, the maximum number of shares of Common Stock for which Options or SARs may be awarded under the Plan to any Participant in any calendar year is in each case 100,000 shares. For purposes of the preceding sentence, the regrant of a canceled Option or SAR, or the repricing of an Option or SAR, shall be treated as a separate Award to the extent required under Section 162(m)(4)(C) of the Code.

    (c) SHARES TO BE DELIVERED. Shares delivered under the Plan will be authorized but unissued shares of Common Stock or, if the Committee so decides in its sole discretion, previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Plan.

5. ELIGIBILITY

    Employees eligible to become Participants shall be those key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A subsidiary for purposes of the Plan is a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Members of the Committee will not be eligible to become Participants.

6. STOCK OPTIONS

    Stock Options granted under the Plan ("Options") may be either ISOs or non-qualified stock options ("NSOs"). Except to the extent expressly designated as an ISO, each Option will be an NSO.

    No term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted to the Committee under the Plan be exercised, so as to disqualify the Plan or, without the consent of the optionee, any ISO, under section 422 of the Code. The documents evidencing ISOs will contain such provisions as are required of ISOs under the applicable provisions of the Code.

    Options granted under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems desirable:

        (a) EXERCISE PRICE. The exercise price of each Option will be determined by the Committee but may not be less than 100% (110%, in the case of an ISO granted to a ten-percent stockholder) of the fair market value per share of Common Stock at the time the Option is granted. For this purpose, "ten-percent stockholder" means any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules in section 424(d) of the Code, Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations. Also for this purpose, "fair market value" on any given date means the highest closing sale price on the date immediately preceding the date in question as reflected in the New York Stock Exchange Composite Index.

        (b) DURATION OF OPTIONS. An Option will be exercisable during such period or periods as the Committee may specify. The latest date on which an Option may be exercised will be the date which is ten years (five years, in the case of an ISO granted to a ten-percent stockholder) from the date the Option was granted or such earlier date as may be specified by the Committee at the time the Option is granted.

        (c) EXERCISE OF OPTIONS.

           (1) Options will be exercisable at such future time or times, whether or not in installments, as determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Option.

           (2) Any exercise of an Option must be by written notice to the Company, accompanied by (i) the document evidencing the Option (the "Option Certificate") and any other documents required by the Committee and (ii) payment in accordance with Section 6(d) below for the number of shares of Common Stock for which the Option is exercised.

        (d) PAYMENT FOR AND DELIVERY OF COMMON STOCK. Common Stock purchased on exercise of an Option shall be paid for as follows: (1) in cash or by certified check, bank draft or money order payable to the order of the Company or (2) if so permitted by the Option Certificate, (i) through the delivery of shares of Common Stock (held for at least six months, or such other period as the Committee may specify) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (ii) by a combination of cash and Common Stock as provided in clauses (1) and (2)(i) above or (iii) by delivery of a promissory note of the Participant to the Company, payable on such terms as are specified in the Option Certificate (except that the

    Option Certificate may provide that the rate of interest on the note will be the lowest rate which is sufficient, at the time the note is given, to avoid imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Common Stock) and the Participant's promissory note; PROVIDED, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid in cash if the Committee determines that cash payment is required by law.

        (e) NONTRANSFERABILITY OF OPTIONS. Except as may otherwise be determined by the Committee, no Option may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Option may be exercised only by the Participant.

        (f) DEATH OR DISABILITY. If a Participant's employment with the Company and its subsidiaries terminates by reason of death or total and permanent disability, each Option held by the Participant will become fully exercisable and will remain exercisable after the date of such termination for a period of two years in the case of death and one year in the case of disability (but in no event later than the date the option would have expired in all events under Section 6(b)). In the case of a deceased Participant, such Option may be exercised within such time limits by the executor or administrator of the deceased Participant's estate, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution.

        (g) OTHER TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company and its subsidiaries terminates for any reason other than death or total and permanent disability, all Options held by the Participant that are not then exercisable shall terminate. Options that are exercisable on the date of termination will continue to be exercisable for a period of three months (but in no event later than the date the option would have expired in all events under Section 6(b)) unless the employee has confessed to, or been convicted of, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his employment with the Company, in which case the Option will terminate immediately and in full. After completion of that three-month (or shorter) period such Options shall terminate to the extent not previously exercised, expired or terminated.

7. STOCK APPRECIATION RIGHTS

    (a) NATURE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right ("SAR") is an Award entitling the recipient to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant (or over the Option exercise price, if the SAR was granted in tandem with an Option) multiplied by the number of shares with respect to which the SAR has been exercised, with the Committee having the right to determine the form of payment.

    (b) GRANT OF SARS. SARs may be granted in tandem with, or independently of, Options granted under the Plan. In the case of an SAR granted in tandem with an NSO, such SAR may be granted either at or after the time of the grant of such Option. In the case of an SAR granted in tandem with an ISO, such SAR may be granted only at the time of the grant of the Option. SARs will be evidenced by such written agreement as is deemed appropriate by the Committee.

    An SAR or applicable portion thereof granted in tandem with an Option will terminate and no longer be exercisable upon the termination or exercise of such Option, except that an SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the SAR.

    (c) TERMS AND CONDITIONS OF SARS. SARs will be subject to such terms and conditions as are determined from time to time by the Committee, subject, in the case of SARs granted in tandem with Options, to the following:

        (1) SARs will be exercisable only at such time or times and to the extent that the related Option is exercisable.

        (2) Upon the exercise of an SAR, the applicable portion of any related Option must be surrendered.

        (3) SARs will be transferable only with the related Option. All SARs will be exercisable during the Participant's lifetime only by the Participant or his legal representative.

        (4) An SAR granted in tandem with an Option may be exercised only when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

    The provisions of Sections 6(f) and 6(g) relating to the exercisability and termination of Options shall also apply to SARs, whether or not granted in tandem with Options.

    Any exercise of an SAR must be by written notice to the Company, accompanied by the document evidencing the SAR and any other documents required by the Committee.

8. RESTRICTED STOCK

    (a) NATURE OF RESTRICTED STOCK AWARD. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Common Stock ("Restricted Stock") for a purchase price (which may be zero) not to exceed par value, subject to such conditions, including the restrictions specified in Section 8(d) below, as the Committee may impose at the time of grant.

    (b) AWARD AGREEMENT. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award within 60 days (or such other period as the Committee may specify) following the Award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company an agreement (an "Award Agreement") in such form as the Committee determines.

    (c) RIGHTS AS A STOCKHOLDER. Upon complying with Section 8(b) above, a Participant will have all the rights of a stockholder with respect to the Restricted Stock awarded to him including voting and dividend rights, subject to the restrictions described in this Section 8 and subject to any other conditions contained in the Award Agreement. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of any restrictions under the Plan.

    (d) RESTRICTION. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. If a Participant ceases for any reason to be employed by the Company or its subsidiaries, shares of Restricted Stock held by such Participant shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as specifically set forth herein. Shares of Restricted Stock resold to the Company shall have the status of authorized but unissued shares of Common Stock.

        (1) The Committee will specify in the Award Agreement the date or dates (which may depend upon or be related to the attainment of performance goals or other conditions) on which the nontransferability of the Restricted Stock and the obligation of the Participant to resell such Stock to the Company will lapse. The Committee may at any time accelerate such date or dates.

        (2) If the Participant's employment terminates because of death or total and permanent disability, all restrictions on Restricted Stock held by the Participant will lapse.

    (e) NOTICE OF ELECTION. Any Participant making an election under section 83(b) of the Code with respect to a Restricted Stock Award must provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.

9. CASH AWARDS

    In connection with any Award hereunder the Committee may, in its sole discretion, at the time such Award is made or at a later date, provide for and grant a cash award to the Participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the Participant will be liable with respect to the Award, plus (b) an additional amount on a grossed-up basis necessary to make him whole after tax, discharging all his income tax liabilities arising from all payments under this Section 9. Any payments under this Section 9 will be made at the time the Participant incurs federal income tax liability with respect to the Award.

10. CHANGES IN COMPANY; SUBSTITUTE AWARDS

    (a) CHANGES IN STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the maximum number of shares of stock or securities that may be delivered under the Plan, the purchase price, and other relevant provisions will be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

    The Committee may also adjust the number of shares subject to outstanding Awards, the exercise price of outstanding Options and the terms of outstanding Awards, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 10(b) below), acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

    (b) MERGER, ETC. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or its outstanding shares are converted into securities of another corporation or exchanged for other consideration, all Options and SARs granted hereunder will terminate, but at least 20 days prior to the effective date of any such dissolution or liquidation (or 20 days prior to any earlier related sale of substantially all the assets of the Company) or of any such merger or consolidation, the Committee may arrange that the successor or surviving corporation, if any, grant replacement or substitute replacement Options and/or SARs.

    (c) SUBSTITUTE AWARDS. The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate.

11. GENERAL PROVISIONS

    (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS, ETC.The Committee may require each person acquiring Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Common Stock without a view to distribution thereof.

    The Company will not be obligated to deliver any shares of Common Stock pursuant to an Award (1) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and
(2) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

    Notwithstanding any provision of the Plan, the Company will be under no obligation to deliver shares of Common Stock to an estate of a deceased Participant, or to the person or persons to whom the Award has been transferred by the Participant's will or the applicable laws of descent and distribution, until the Company is satisfied as to the authority of such person or persons.

    (b) TAX WITHHOLDING, ETC. Each Participant will, no later than the date as of which the value of an Award or of any Common Stock or other amounts received hereunder first becomes includable in gross income for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, all federal, state and local taxes required by law to be withheld with respect to such income. The Company and its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    The Committee may provide, in respect of any transfer of Common Stock under an Award, that if and to the extent withholding of any federal, state or local tax is required, the Participant may elect in such manner as the Committee prescribes, to have the Company hold back from the transfer Common

Stock having a value calculated to satisfy such withholding obligation, or to deliver to the Company previously owned shares of equal value. Notwithstanding the foregoing, in the case of a Participant subject to the restrictions of
Section 16(b) of the Securities Exchange Act of 1934 no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under such Act.

    (c) CONTINUANCE OF EMPLOYMENT. For purposes of the Plan, employment of a Participant will not be considered terminated (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Participant's right to reemployment is guaranteed either by statute or by contract, or (2) in the case of a transfer to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code would apply.

    (d) FAIR MARKET VALUE. Except as set forth herein, for purposes of the Plan, in general, "fair market value" of a share of Common Stock on any date means the closing price on such date as reflected in the New York Stock Exchange Composite Index. If, however, the Committee determines that a different meaning is in any circumstance necessary in order to comply with applicable law, such different meaning will apply in that circumstance.

    (e) EMPLOYMENT RIGHTS. Neither the adoption of the Plan nor the grant of Awards will confer upon any employee any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

12. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.

    Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to employees.

    The Committee may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Committee may at any time cancel an existing Award in whole or in part and grant the Participant another Award for such number of shares of Common Stock as the Committee specifies, subject to
Section 4(b). The Committee may at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; or may at any time terminate the Plan as to any further grants of Awards, provided that no such amendment shall, without the approval of the stockholders of the Company effect a change to the Plan for which stockholder approval would at the time be required to maintain qualification or exemption of the Plan under Section 422 or Section 162(m)(4) of the Code.

AS ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 13, 1997

                                XTRA CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints as proxies, each with power of substitution, Robert M. Gintel, Robert B. Goergen and Lewis Rubin, or any of them, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of XTRA Corporation (the "Company") held of record by the undersigned on December 8, 1997, at the Annual Meeting of Stockholders to be held January 29, 1998 at Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110, and at any adjournments thereof. The proxies appointed shall act by a majority of such of them as shall be present at the meeting, or if only one is present, by that one. The undersigned hereby revokes any proxies heretofore given.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE WHERE INDICATED  SEE REVERSE
                                      SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, FOR ITEMS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW.

1. To elect a Board of Directors for the ensuing year.

NOMINEES: Michael D. Bills, H. William Brown, Robert M. Gintel, Robert B. Goergen, Herbert C. Knortz, Francis J. Palamara, Lewis Rubin and Martin L. Solomon

                                                            FOR ALL NOMINEES
                                                                  / /
/ / For all nominees except as noted above

                                                       WITHHELD FROM ALL NOMINEES

                                                                  / /

/ / For all nominees except as noted above

2. To approve the XTRA Corporation 1997 Stock Incentive Plan.

                  FOR                                    AGAINST                                  ABSTAIN
                  / /                                      / /                                      / /

3. The proxies have, in their discretion, the authority to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon.

All joint owners should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office. If a partner, sign in partnership name.

Signature ----------------------------------------------------------------- Date --------------------

Signature ----------------------------------------------------------------- Date --------------------